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Exhibit 99.1




                                                 September 8, 1997


Board of Directors
Western Bancorp
4100 Newport Place, Suite 900
Newport Beach, California 92660

Ladies and Gentlemen:

    Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a person who will become a director of Western Bancorp, a California corporation (the "Company"), in the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement"), and to the filing of this consent as an exhibit to such Registration Statement.


                                  Very truly yours,



                                  /s/ Harold A. Beisswenger
                                  --------------------------
                                  Harold A. Beisswenger